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                                                                    EXHIBIT 99.6

TRIBUNE COMPANY                                                       PROXY CARD
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       PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2000
                          ("TRIBUNE SPECIAL MEETING")

 The undersigned stockholder of Tribune Company ("Tribune"), a Delaware corporation, hereby acknowledges receipt of notice of the Tribune Special Meeting and the related proxy statement/prospectus and hereby appoints each of JOHN W. MADIGAN and CRANE H. KENNEY, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Tribune Special Meeting to be held on Monday, June 12, 2000, at 9:00 a.m., Chicago time, at Tribune Company, Campbell Hall, 7th Floor, 435 North Michigan Avenue, Chicago, Illinois 60611, and at any adjournments or postponements thereof, and to vote as indicated herein all of the common shares, without par value, of Tribune which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

 To vote by telephone or via the Internet, please see the reverse side of this card. To vote by mail, please complete, sign and date this card on the reverse side and mail it promptly in the enclosed envelope. Tribune's directors recommend a vote FOR proposal 1.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE TRIBUNE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.






  . FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL .


 TRIBUNE




           PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
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[X]  Please mark your vote as in this example.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRIBUNE.

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            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
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1.   Proposal to approve, authorize and adopt the merger agreement (the "Merger
     Agreement"), dated as of March 13, 2000, between Tribune and The Times Mirror Company ("Times Mirror").

Approval of the Merger Agreement includes approval of the merger of Times Mirror with and into Tribune, the issuance of shares of Tribune common stock in the merger, and the amendment to Tribune's restated certificate of incorporation to increase the authorized number of shares of Tribune common stock and Tribune preferred stock and to permit amendment of certain provisions of Tribune's bylaws only by the vote of all of the holders of the outstanding Tribune voting stock or all of the members of the Tribune board of directors, all as more fully described in the proxy statement/prospectus.

          FOR [_]             AGAINST [_]              ABSTAIN [_]

2. By returning this proxy card you are conferring upon management the authority to vote upon such other business as may properly come before the Tribune Special Meeting or any postponements or adjournments thereof.

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Please sign exactly as your name appears herein. If shares are held jointly, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person, indicating, where proper, the official or representative capacity.


                                         _______________________________________

                                         _______________________________________
                                         SIGNATURE(S)                     DATE



     . FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL .


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                                     TRIBUNE

 Dear Stockholder:

 We encourage you to vote your shares electronically either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

 The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

 TO VOTE BY TELEPHONE:
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 Using a touch-tone phone call toll-free:  1-877-PRX-VOTE (1-877-779-8683)

 TO VOTE BY INTERNET:
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 Log on to the Internet and go to the website:  http://www.eproxyvote.com/trb
 Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                       THANK YOU FOR VOTING YOUR SHARES.
                            YOUR VOTE IS IMPORTANT!

 DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.